UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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[ ]	Definitive Information Statement

WestMountain Company

(Name of Registrant as Specified in Its Charter)

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WESTMOUNTAIN COMPANY

3463 mAGIC dRIVE

sUITE 120

SAN ANTONIO, TX 78229

(210) 767-2727

NOTICE OF ACTION BY WRITTEN CONSENT OF HOLDERS OF
NOT LESS THAN A MAJORITY OF THE AGGREGATE VOTING POWER
OF ALL OUTSTANDING SHARES OF CAPITAL STOCK OF WESTMOUNTAIN COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear WestMountain Company Stockholder:

This Information Statement is being made available to the holders of record (the “Stockholders”) of the outstanding shares of common stock, $0.001 per value per share (the “Common Stock”) of WestMountain Company, a Colorado corporation (the “Company”), as of the close of business on November 2, 2018 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors (the “Board”) is not soliciting your proxy and you are requested not to send us a proxy. The purpose of this Information Statement is to notify you that on November 2, 2018, the Company received written consent in lieu of a meeting of Stockholders (the “Written Consent”) from holders of shares of voting securities representing approximately 55% of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”) to approve the following:

● the granting of discretionary authority to the Board to adopt an amendment to the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), to effect a reverse stock split at a ratio ranging from 1 to 5 to up to 1 for 10, such ratio to be determined by the Board, or to determine not to proceed with the reverse stock split (the “Reverse Stock Split”).

● the granting of discretionary authority to the Board to adopt an amendment to the Articles of Incorporation to change the name of the Company to “InventaBiotech, Inc.” (the “Name Change”).

The Reverse Stock Split and the Name Change (collectively, the “Actions”) are more fully described in the accompanying Information Statement. The Written Consent was in accordance with the Colorado Revised Statutes (the “CRS”), our Articles of Incorporation and our bylaws, each of which permits that any action which may be taken at a meeting of the stockholders may also be taken by the written consent of the holders of a majority of the voting power of the Company’s stockholders to approve the action at a meeting. The accompanying Information Statement is being furnished to all of our stockholders in accordance with Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”) thereunder, solely for the purpose of informing our Stockholders of the action taken by the Written Consent before it becomes effective.

THE REVERSE STOCK SPLIT AND NAME CHANGE HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE U.S. SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE REVERSE STOCK SPLIT OR NAME CHANGE NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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No additional action will be undertaken by us with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents are afforded to Stockholders as a result of the approval of the Actions.

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the earliest date that the Reverse Stock Split and Name Change can become effective is twenty (20) calendar days after this Information Statement is first sent or given to the Stockholders. Notwithstanding the foregoing, we must notify the Financial Industry Regulatory Authority (“FINRA”) of the Reverse Stock Split and Name Change by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated effective date of the Reverse Stock Split and Name Change. FINRA needs to approve the Actions before they will be reflected in the trading of the shares of the Common Stock. In addition, the Reverse Stock Split and the Name Change will not become effective until we file an amendment to the Articles of Incorporation with the Secretary of State of the State of Colorado after the twenty (20) calendar day period has elapsed. A form of the Amendment with regard to the Reverse Stock Split is attached to this Information Statement as Annex A. A form of the Amendment with regard to the Name Change is attached to this Information Statement as Annex B.

This is not a notice of a special meeting of stockholders and no stockholder meeting will be held to consider any matter which is described herein.

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO STOCKHOLDERS ON OR ABOUT NOVEMBER [●], 2018. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

/s/ Dr. James Garvin
Dr. James Garvin
November [●], 2018	Chief Executive Officer and Director

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INFORMATION STATEMENT

OF

WESTMOUNTAIN COMPANY

3463 mAGIC dRIVE

sUITE 120

SAN ANTONIO, TX 78229

(210) 767-2727

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

PURPOSE OF INFORMATION STATEMENT

This Information Statement advises stockholders of the Company of action taken on November 2, 2018 by written consent by the Majority Stockholders as of the Record Date.

GENERAL OVERVIEW OF ACTION

Action by Written Consent

The following actions were approved by the Majority Stockholders pursuant to the Written Consent, in lieu of a special meeting:

●	the granting of discretionary authority to the Board to adopt an amendment to the Articles of Incorporation to effect the Reverse Stock Split.

●	the granting of discretionary authority to the Board to adopt an amendment to the Articles of Incorporation to effect the Name Change.

This Information Statement is being furnished to all of our Stockholders in accordance with Section 14C of the Exchange Act, and the rules promulgated by the SEC thereunder, solely for the purpose of informing our Stockholders of the action taken by Written Consent before it becomes effective.

The Board has fixed the close of business on November 2, 2018, as the record date for the determination of Stockholders who are entitled to receive this Information Statement. This Information Statement will be mailed on or about November [●], 2018 to Stockholders as of the Record Date.

Pursuant to the Written Consent, the Majority Stockholders approved the Reverse Stock Split and the Name Change.

The Actions were unanimously approved by our Board on October 29, 2018. Accordingly, all necessary corporate approvals to effectuate the Reverse Stock Split and Name Change have been obtained.

This Information Statement contains a brief summary of the material aspects of the Actions approved by the Board and the Majority Stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

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ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14C of the Exchange Act to notify our Stockholders of certain corporate actions taken by the Majority Stockholders pursuant to the Written Consent. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Actions as early as possible to accomplish the purposes hereafter described, the Board elected to seek the written consent of the Majority Stockholders to reduce the costs and implement the Actions in a timely manner.

Who is Entitled to Notice?

Each outstanding share of Common Stock as of record on the Record Date is entitled to notice of the Actions to be implemented pursuant to the Written Consent.

What Vote is Required to Approve the Actions?

As of the Record Date, there were 54,798,761 shares of Common Stock issued and outstanding.

Our majority stockholders consist of Targeted Technology Fund II (Paul Castella, a member of the Board, has voting power and investment power with regard to this entity) and Buschier, S.P.A. (Kurt Hotzknecht has voting power and investment power with regard to this entity) (collectively, the “Majority Stockholders”). As of the Record Date, the Majority Stockholders held 30,447,476 shares of Common Stock representing approximately 56% of the total outstanding voting shares.

Pursuant to CRS Section 7-107-104, our Articles of Incorporation and our bylaws, at least a majority of the voting equity of the Company, or at least 27,399,381 votes, are required to approve the Reverse Stock Split and Name Change by written consent. The Majority Stockholders have voted in favor of the Reverse Stock Split and the Name Change thereby satisfying the requirement that at least a majority of the voting equity vote in favor of a corporate action by written consent and satisfying the requirements our Articles of Incorporation and our bylaws. Therefore, no other stockholder consents will be obtained in connection with this Information Statement.

Do I have appraisal rights?

Neither the CRS nor our Articles of Incorporation or bylaws provide our Stockholders with appraisal rights in connection with the Actions discussed in this Information Statement.

What is the reason for the Reverse Stock Split and Name Change?

The Board believes the Reverse Stock Split is necessary and advisable in order to meet the initial listing requirements of The NASDAQ Capital Market (“NASDAQ”). The Board also believes that the Reverse Stock Split and any resulting increase per share price of our Common Stock could also enhance the acceptability and marketability of our Common Stock to the financial community and investing public. Further, the Board is of the opinion that it is advisable to change the name of the Company in an effort more appropriately reflect the Company’s business focus.

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ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the Actions approved by the Board and the Majority Stockholders.

ACTION I – REVERSE STOCK SPLIT

APPROVAL OF THE GRANTING OF DISCRETIONARY AUTHORITY TO THE BOARD TO ADOPT AN AMENDMENT TO THE ARTICLES OF INCORPORATION, TO EFFECT A REVERSE STOCK SPLIT AT A RATIO RANGING FROM 1 TO 5 TO UP TO 1 FOR 10, SUCH RATIO TO BE DETERMINED BY THE BOARD, OR TO DETERMINE NOT TO PROCEED WITH THE REVERSE STOCK SPLIT

In accordance with the CRS, the Board approved a resolution to adopt an amendment to the Articles of Incorporation to effect a reverse stock split of the Common Stock at a ratio ranging from 1 to 5 to up to 1 for 10, such ratio to be determined by the Board (the “Reverse Stock Split”).

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE TREATMENT OF FRACTIONAL SHARES, AS EXPLAINED BELOW UNDER THE CAPTION “FRACTIONAL SHARES.”

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL HAVE THE EFFECT OF SUBSTANTIALLY INCREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING STOCKHOLDERS BECAUSE THE NUMBER OF AUTHORIZED SHARES WILL REMAIN THE SAME WHILE THE NUMBER OF SHARES ISSUED AND OUTSTANDING WILL BE REDUCED.

Reasons for Reverse Stock Split

The Board believes it is in the best interests of the Company and its Stockholders to have the authority, in their discretion, to implement the Reverse Stock Split, as it is likely to increase the market price for the Common Stock as fewer shares will be outstanding. The Common Stock is presently quoted on the OTC Pink Current Information Marketplace under the symbol “WASM”. We may, over the coming months, apply to have the Common Stock listed on NASDAQ. The main goal of the increase in market price is to allow the Company to meet the $4 minimum bid price requirement of NASDAQ.

Immediately following the completion of the Reverse Stock Split, the number of shares of Common Stock issued and outstanding or held in treasury would be reduced proportionately based on the reverse stock split ratio of up to 1-for-10, as determined by the Board. A reverse stock split by a publicly traded company reduces the number of shares outstanding, but leaves the market capitalization of the company the same, which results in an increase in the price per share of the company’s stock. Put another way, after a reverse stock split, the enterprise value of the company is spread over fewer shares and so the per share price of the stock will be higher.

The Reverse Stock Split would decrease the number of outstanding shares but not the number of authorized shares. The Reverse Stock Split is not being made in connection with any going- private transaction, nor does management currently have any intention to effectuate the privatization of the Company. There can be no assurance that the Reverse Stock Split will result in the benefits described above. The Company cannot assure you that the Reverse Stock Split will not further adversely impact the market price of the Common Stock.

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Implementation and Effects of the Reverse Stock Split

If the Board elects to implement the Reverse Stock Split, which the Board may choose not to do at its discretion, the Reverse Stock Split would have the following effects:

●	the number of shares of the Common Stock owned by each Stockholder will automatically be reduced proportionately based on the reverse stock split ratio determined by the Board;

●	a proportionate adjustment will be made to the par value of the Common Stock, such that the stated value of the Company’s capital will be reduced;

●	the number of shares of the Common Stock issued and outstanding will be reduced proportionately; and

●	proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of the Common Stock, which will result in approximately the same aggregate price being required to be paid for such options and warrants upon exercise of such options warrants immediately preceding the reverse stock split.

The table set forth below illustrates the Company’s hypothetical capitalization subsequent to reverse stock splits in varying ratios with the ratio of 1-for-10 being the maximum ratio which may be effectuated by the Board pursuant to the Written Consent. This hypothetical model is based on the total number of shares issued and outstanding as of the Record Date and gives effect to the Reverse Stock Split, as well as shares of our Common Stock issued and outstanding and issuable upon the exercise of warrants.

Hypothetical Reverse Stock Split Ratio		Shares of Common Stock issued and outstanding following Reverse Stock Split	Shares of Common Stock issued and outstanding and issuable upon the exercise of options and warrants	Shares of Common Stock available for future issuance following Reverse Stock Split
1:	5	10,959,752	1,058,476	87,981,771
1:	10	5,479,876	529,238	93,990,886

The Reverse Stock Split will be effected simultaneously for all of the Common Stock and the reverse split ratio will be the same for all of the Common Stock. The Reverse Stock Split will affect all of the Stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of the Company’s stockholders owning a fractional share. As described below, Stockholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares. Such cash payments will reduce the number of post-split stockholders to the extent there are Stockholders presently holding fewer shares than the to-be-determined reverse split ratio, however that is not the purpose for which the Company is effecting the Reverse Stock Split.

The Board may decide not to proceed with the Reverse Stock Split for various reasons including general stock market/business conditions.

Potential for Significant Dilution of Equity Interest

The Reverse Stock Split will not affect the rights of Stockholders or any Stockholder’s proportionate equity interest in the Company, subject to the treatment of fractional shares. At this time the Company has no plans to issue such additional shares of its capital stock, other than (i) as required for existing and additional financings and (ii) as compensation and incentives to employees and directors under the Company’s existing stock incentive plans and other arrangements that may be undertaken.

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The future issuance of such authorized shares may have the effect of diluting the Company’s earnings per share and book value per share, as well as the stock ownership and voting rights of the current Stockholders. The effective increase in the number of authorized but unissued shares of the Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Articles of Incorporation or bylaws.

Fractional Shares

No scrip or fractional share certificates will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of Common Stock not evenly divisible by the Reverse Stock Split ratio will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will equal the product obtained by multiplying (a) the fraction to which the stockholder would otherwise be entitled by (b) the per share closing sales price of the Common Stock on the effective date of the Reverse Stock Split. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Authorized Shares

As of the Record Date, there were 100,000,000 shares of authorized Common Stock and 1,000,000 shares of authorized preferred stock. As of the Record Date, there were 54,798,761 shares of Common Stock issued and outstanding and no shares of preferred stock issued and outstanding.

As of the Record Date, we have 2,042,382 shares of our Common Stock reserved for issuance pursuant to warrants and 3,250,000 shares of our Common Stock reserved for issuance pursuant to options. As a result of the Reverse Stock Split, the number of shares remaining available for future issuance under the Company’s authorized pool of Common Stock would increase. In addition, the Company will continue to have 1,000,000 authorized but unissued shares of preferred stock.

These authorized but unissued shares of common and preferred stock would be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of businesses or assets and sales of stock or securities convertible into Common Stock. The Company believes that the availability of the authorized but unissued shares will provide it with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. If the Company issues additional shares, the ownership interests of holders of the Common Stock may be diluted. Also, if the Company issues shares of its preferred stock, the issued shares may have rights, preferences and privileges senior to those of its Common Stock.

Other Effects on Issued and Outstanding Shares

If the Reverse Stock Split is implemented, the rights and preferences of the issued and outstanding shares of the Common Stock would remain the same after the Reverse Stock Split. Each share of Common Stock issued pursuant to the Reverse Stock Split would be fully paid and non-assessable.

In addition, the Reverse Stock Split would result in some stockholders owing “odd-lots” of fewer than 100 shares of the Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

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Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the Board chooses to effect the Reverse Stock Split, it would be implemented by filing Articles of Amendment to the Articles of Incorporation with the Secretary of State of the State of Colorado. The Reverse Stock Split will become effective at the time specified in the Certificate of Amendment, which will most likely be immediately after the filing of the Certificate of Amendment and which the Company refers to as the “effective time.” Beginning at the effective time, each certificate representing shares of the Common Stock before the Reverse Stock Split will automatically be deemed for all corporate purposes to evidence ownership based on the reverse stock split ratio, not to exceed a ratio of 1-for-10 shares of the Common Stock after the Reverse Stock Split.

As soon as practicable after the effective time, stockholders will be notified that the Reverse Stock Split has been effected. The Company expects that its transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Stockholders of record will receive a letter of transmittal requesting that they surrender the stock certificates they currently hold for stock certificates reflecting the adjusted number of shares as a result of the Reverse Stock Split. Persons who hold their shares in brokerage accounts or “street name” will not be required to take any further actions to effect the exchange of their certificates. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the Reverse Stock Split will continue to be valid and will represent the adjusted number of shares rounded down to the nearest whole share. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

CUSIP Number

As a result of the Reverse Stock Split and Name Change, the Common Stock will receive a new CUSIP number, which is the number used to identify the Company’s equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number. Our Common Stock will continue to be quoted on the OTC Markets, subject to compliance with OTC Pink Marketplace listing standards.

No Dissenters’ Rights

Under the CRS, the Stockholders are not entitled to dissenters’ rights with respect to the Reverse Stock Split, and the Company will not independently provide Stockholders with any such right.

Anti-Takeover Effects of the Reverse Stock Split

A possible effect of the Reverse Stock Split may be to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s voting securities and the removal of incumbent management. The Board could use the additional shares of our Common Stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent stockholders that would provide an above market premium by issuing additional shares of our Common Stock.

The Reverse Stock Split is not the result of the Board’s knowledge of an effort to accumulate any of the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Nor is the Reverse Stock Split a plan by the Board to adopt a series of amendments to the Articles of Incorporation or our Bylaws to institute an anti-takeover provision. We do not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

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Although the Reverse Stock Split is not being undertaken by the Board to institute an anti-takeover provision, in the future the Board could, subject to its fiduciary duties and applicable law, use the unissued shares of our Common Stock to frustrate persons seeking to take over or otherwise gain control of the Company by, for example, privately placing shares with purchasers who might side with the Board in opposing a hostile takeover bid. Shares of our Common Stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal the Company’s Bylaws or certain provisions of the Articles of Incorporation would not receive the requisite vote. Such uses of our Common Stock could render more difficult, or discourage, an attempt to acquire control of the Company, if such transactions were opposed by the Board. However, it is also possible that an indirect result of the anti-takeover effect of the Reverse Stock Split could be that our shareholders will be denied the opportunity to obtain any advantages of a hostile takeover, including, but not limited to, receiving a premium to the then current market price of our Common Stock, if the same was so offered by a party attempting a hostile takeover of the Company.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the Reverse Stock Split. It does not purport to be a complete discussion of all of the possible United States federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. This discussion does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the shares of Common Stock held by our Stockholders before the Reverse Stock Split were, and the shares of Common Stock held after the Reverse Stock Split will be, held as “capital assets,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a Stockholder may vary depending upon the particular facts and circumstances of such Stockholder. Each stockholder is urged to consult with such Stockholder’s own tax advisor with respect to the tax consequences of the Reverse Stock Split.

Other than the cash payments for fractional shares discussed below, no gain or loss will be recognized by a Stockholder upon such Stockholder’s exchange of shares held before the Reverse Stock Split for shares after the Reverse Stock Split. The aggregate tax basis of the shares of the Common Stock received in the Reverse Stock Split (including any fraction of a share deemed to have been received) will be the same as the Stockholder’s aggregate tax basis in the shares of our Common Stock exchanged therefor. In general, Stockholders who receive cash instead of their fractional share interests in the shares of our Common Stock as a result of the Reverse Stock split will recognize a gain or loss based on their adjusted basis in the fractional share interests redeemed. The Stockholder’s holding period for the shares of our Common Stock after the Reverse Stock Split will include the period during which the Stockholder held the shares of our Common Stock surrendered in the Reverse Stock Split.

This summary of certain material United States federal income tax consequence of the Reverse Stock Split is not binding on the Internal Revenue Service, the Company or the courts. Accordingly, each Stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Reverse Stock Split.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

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ACTION II – NAME CHANGE

APPROVAL OF THE GRANTING OF DISCRETIONARY AUTHORITY TO THE BOARD TO ADOPT AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO “INVENTABIOTECH, INC.”

Reasons for Name Change

When the Company was incorporated in October 2007, it was called WestMountain Asset Management, Inc. At that time, the Company acted as an investment asset manager. Following the termination of an asset management services contract, the Company’s name was changed to WestMountain Company in February 2014. The Company at that time acted as a fee-based consultant for marketing and media clients.

On March 19, 2018, CytoBioscience, Inc. and its subsidiaries entered into an Agreement of Merger and Plan of Reorganization, dated March 19, 2018, with WASM Acquisition Corp. (“WASM”), our subsidiary. Pursuant to the terms of the Merger Agreement, on March 19, 2018 WASM merged with and into CytoBioscience (the “Merger”), with CytoBioscience surviving the Merger and becoming our wholly-owned subsidiary.

As a result of the Merger, the Company is now a manufacturer of medical research instrumentation and related consumables (cells, microchips, reagents, etc.). In addition, the Company now provides contract research (CRO) to the drug research and pharmaceutical market, with an emphasis on drug safety and analysis.

Our subsidiary, CytoBioscience, was called this due to our focus on cells (the definition of “cyto” is of a cell or cells). As our medical research instrumentation product set expands and as we add new technologies, we wanted a name more inclusive of all of our efforts. As Inventa is Latin for discovery, InventaBioTech clarifies our identity with regard to our broader efforts, our expanded product set and, we believe, reflects our future plans.

OUTSTANDING SHARES

As of the Record Date, there were 100,000,000 shares of authorized Common Stock and 1,000,000 shares of authorized preferred stock. As of the Record Date, there were 54,798,761 shares of Common Stock issued and outstanding and no shares of preferred stock issued and outstanding.

The Board is not soliciting your consent or your proxy in connection with this action, and no consents or proxies are being requested from stockholders. The vote that was required to approve the transactions described in this Information Statement was the affirmative vote of the holders of a majority of the aggregate voting power of all outstanding shares of capital stock of the Company entitled as of the Record Date to vote on such matters.

CRS Section 7-107-104, Article V, Section 8 of the Articles of Incorporation, and Article III, Section 8 of our bylaws provide that stockholders of the Company may act by written consent without a meeting if such stockholders hold the number of shares representing not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted.

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EFFECTIVENESS OF CORPORATE ACTION

Under Rule 14c-2 of the Securities Exchange Act of 1934, as amended, the Actions will not be effective until 20 days after this Information Statement is first mailed or otherwise delivered to our stockholders entitled to receive notice thereof.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of the Record Date for:

●	each of our named executive officers;

●	each of our directors;

●	all of our current directors and executive officers as a group; and

●	each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws.

The percentages in the column marked “Percent of Beneficial Ownership Prior to this Offering” in the table below are based on 54,798,761 shares of Common Stock. Shares of Common Stock subject to warrants currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage of the person holding such warrants, but are not deemed outstanding for purposes of computing the percentage of any other person

Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o WestMountain Company, 3463 Magic Drive, Suite 120, San Antonio, Texas 78229.

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	Amount of Beneficial Ownership
Name and Address of Beneficial Owner	Shares(1)	Percent(2)

Buschier, S.P.A. (1) Andreas Hofer Strasse, 13/1, I-39044 Neumarkt, Italy.	17,769,295	32.43%
Targeted Technology Fund I, II (2) 18618 Tuscany Stone Drive, Suite 100, San Antonio, Texas 78258	12,972,817	23.67%
WestMountain Blue LLC (3) 262 East Mountain Avenue, Fort Collins, CO 80524	10,510,416	18.84%

Directors and Executive Officers

Shing Leong Hui (4)	2,373,970	4.26%
Dr. James Garvin (5)	1,180,556	2.12%
Ian Clements	197,509	*
Thomas Knott	183,674	*
Paul Castella	159,265	*
Alan Dean	151,861	*
Sue Lynn Hui (6)	0	0%
James Traa (7)	442,708	*
All Directors and Officers as a Group (8 persons)	4,689,543	8.17%

*	Less than 1%

(1)	Kurt Hotzknecht has voting power and investment power with regard to this entity.

(2)	Includes 294,636 shares held by Targeted Technology Fund I, L.P. and 12,678,181 shares held by Targeted Technology Fund II, L.P. The Managing Partner of these partnerships is Paul Castella, who has voting and investment control over the securities held by them. Mr. Castella disclaims beneficial ownership of those shares held by these entities.

(3)	Based in part on information reported in a Schedule 13D/A filed on May 1, 2018. Includes 8,050,000 shares held by WestMountain Blue LLC, 1,458,034 shares held by BOCO Investments LLC, and a warrant to purchase 1,002,382 shares held by BOCO Investments LLC. BOCO Investments LLC has voting power and investment power with regard to the shares held by WestMountain Blue LLC. The controlling member of BOCO is the Pat Stryker Living Trust and the trustee of the Pat Stryker Living Trust is Pat Stryker.

(4)	Includes 1,373,970 shares held by Mr. Hui and a warrant to purchase 1,000,000 shares held by Mr. Hui. Mr. Hui is the father of Sue Lynn Hui.

(5) (6)

Includes vested options to purchase 1,152,778 shares and unvested options to purchase an additional 27,778 shares that will vest in the next 60 days. The total in the table above does not include unvested options to purchase an additional 819,444 shares owned by Dr. Garvin that will vest from February 2019 through December 2023.

Ms. Hui is the daughter of Shing Leong Hui.

(7)	Includes vested options to purchase 432,292 shares and unvested options to purchase an additional 10,417 shares that will vest in the next 60 days. The total in the table above does not include unvested options to purchase an additional 307,292 shares owned by Mr. Traa that will vest from February 2019 through December 2023.

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INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS ACTED UPON

No officer or director has any substantial interest in the matters acted upon by our Board and the Majority Stockholders, other than in their roles as an officer or director or Majority Stockholders.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the SEC. The Company files reports and other information including annual and quarterly reports on Form 10-K and 10-Q with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System (also known as “EDGAR”). Copies of such filings may also be obtained by writing to the Company at 3463 Magic Drive, Suite 120, San Antonio, Texas 78229.

FORWARD-LOOKING STATEMENTS

This Information Statement and the documents to which we refer you in this Information Statement may contain forward-looking statements that involve numerous risks and uncertainties which may be difficult to predict. The statements contained in this Information Statement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, including, without limitation, the management of the Company and the Company’s expectations, beliefs, strategies, objectives, plans, intentions and similar matters. All forward-looking statements included in this Information Statement are based on information available to the Company on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology.

Forward-looking statements involve a number of risks and uncertainties, and actual results or events may differ materially from those projected or implied in those statements.

We caution against placing undue reliance on forward-looking statements, which contemplate our current beliefs and are based on information currently available to us as of the date a particular forward-looking statement is made. Any and all such forward-looking statements are as of the date of this Information Statement. We undertake no obligation to revise such forward-looking statements to accommodate future events, changes in circumstances, or changes in beliefs, except as required by law. In the event that we do update any forward-looking statements, no inference should be made that we will make additional updates with respect to that particular forward-looking statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements may appear in the Company’s public filings with the SEC, which are available to the public at the SEC’s website at www.sec.gov. For additional information, please see the section titled “Where You Can Obtain Additional Information” above.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of Information Statement, to the Company at Corporate Secretary, 3463 Magic Drive, Suite 120, San Antonio, Texas 78229, telephone: (210) 767-2727.

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If multiple stockholders sharing an address have received one copy of the Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of the Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the stockholders of the Company only for information purposes in connection with the Reverse Stock Split and Name Change, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

By:	/s/ Dr. James Garvin
Name:	Dr. James Garvin
Title:	Chief Executive Officer and Director
Dated:	November [●], 2018

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Annex A

FORM OF ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION

OF WESTMOUNTAIN COMPANY, AS AMENDED

1.	For the entity, its ID number and entity name are

ID number _________________________

(Colorado Secretary of State ID number)

Entity name WestMountain Company________________________________________________.

2.	The new entity name (if applicable) is

3.	This document contains additional amendments or other information.

4. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

ARTICLE II

Authorized Shares

Section 1: Number. The aggregate number of shares which the Corporation shall have authority to issue is One Hundred Million (100,000,000) Common Shares of one class, with unlimited voting rights, all with a par value of $0.001 per share and One Million (1,000,000) Preferred Shares, all with a par value of $0.10 per share, to have such classes and preferences as the Board of Directors may determine from time to time.

Section 2: Dividends. Dividends in cash, property or shares of the Corporation may be paid upon the stock, as and when declared by the Board of Directors, out of funds of the Corporation to the extent and in the manner permitted by law.

Section 3: Reverse Stock Split. Effective at 12:01 a.m. on [ ], 2018 (the “Effective Time”), every [ ] shares of common stock issued and outstanding immediately prior to the Effective Time (“Old Common Stock”) shall automatically be combined, without any action on the part of the holder thereof, into one (1) validly issued, fully paid and non-assessable share of common stock (“New Common Stock”), subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares of common stock shall be issued in connection with the Reverse Stock Split. No stockholder of the Corporation shall transfer any fractional shares of common stock. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of common stock. A holder of Old Common Stock who otherwise would be entitled to receive fractional shares of New Common Stock because they hold a number of shares of Old Common Stock not evenly divisible by the Reverse Stock Split ratio will be entitled to receive a cash payment equal to the product obtained by multiplying (a) the number of shares of Old Common Stock held by such holder that would otherwise have been exchanged for such fractional share interest, by (b) the volume weighted average price of the Old Common Stock as reported on The OTC Pink Marketplace, or other principal market of the Old Common Stock, as applicable, on the date of the Effective Time of the Reverse Stock Split. Each certificate that immediately prior to the Effective Time represented shares of Old Common Stock (“Old Certificates”), shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by the Old Certificate shall have been combined.

The Company is authorized to issue up to 540,000,000 shares of stock, of which 500,000,000 shares shall be authorized for common stock, par value $0.001 and 40,000,000 shares shall be authorized for blank check preferred stock, par value $0.001.

Pursuant to the stockholder consent, the board of directors is hereby authorized to issue the preferred stock and to fix the designations, preferences and rights of the preferred stock pursuant to a board resolution.

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Annex B

FORM OF ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION

OF WESTMOUNTAIN COMPANY, AS AMENDED

1.	For the entity, its ID number and entity name are

ID number _________________________

(Colorado Secretary of State ID number)

Entity name WestMountain Company________________________________________________.

2.	The new entity name (if applicable) is InventaBiotech, Inc.

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